UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 6, 2005

IAS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1103 – 11871 HORSESHOE WAY
RICHMOND, BRITISH COLUMBIA V7A 5H5, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number,including area code)

Copies to:
James Vandeberg
The Otto Law Group, PLLC
900 Fourth Avenue, Suite 3140, Seattle, Washington 98164
Tel. (206) 262-9545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

AGREEMENT TO PURCHASE INTEREST IN OIL WELLS, BURLESON COUNTY, TEXAS

On April 6, 2005, IAS Communications, Inc. ("we" or "IAS") entered into an agreement with JGR Petroleum, Inc. (“JGR”) to purchase an interest in two producing wells located in Burleson County, Texas from JGR. We agree to issue 1,000,000 shares of restricted common stock of IAS to JGR as full consideration for the purchase of interests set forth below:

1. Herrman, Roy #4 Well - 15.5% working interest
2. #C-S-1 Well - 6.65% working interest (5.14% net interest)

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)

EXHIBITS.

Pursuant to Instruction 2 to Item 601(b)(10) of Regulation S-B, if a material contract is executed or becomes effective during the reporting period reflected by a Form 10-QSB or Form 10-KSB, it shall be filed as an exhibit to the Form 10-QSB or Form 10-KSB filed for the corresponding period. Accordingly, the above referenced material agreements shall be filed with the Company’s 10-KSB.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 7, 2005	IAS Communications, Inc.

By: /s/ John G. Robertson
_______________________________
John G. Robertson, President
(Principal Executive Officer)